As Filed with the Securities and Exchange Commission on July 7, 2021

Registration No. 333-256393

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAFFING 360 SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0680859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, New York 10022

(646) 507-5710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 7, 2021

PROSPECTUS

Staffing 360 Solutions, Inc.

2,983,294 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up (in each case, after accounting for the 1-for-6 Reverse Stock Split (as defined herein)) to 2,983,294 shares of common stock of the Company, par value $0.00001 per share. These 2,983,294 shares of common stock consist of:

●	1,304,901 shares of common stock issuable upon the conversion of 4,697.6328 shares of Series F convertible preferred stock (the “Series F Preferred Stock”) that were issued in a private placement pursuant to that certain Securities Purchase Agreement, dated as of April 21, 2021, by and among us and the several purchasers named therein (the “Securities Purchase Agreement”, and the “April 2021 Placement”);

●	1,304,901 shares of common stock (the “April 2021 Warrant Shares”) issuable upon the exercise of warrants that were issued pursuant to the Securities Purchase Agreement in the April 2021 Placement (the “April 2021 Warrants”);

●	60,209 shares of common stock (the “December Public Offering Warrant Shares”) issuable upon the exercise of warrants (the “December Public Offering Warrants”) that were issued to H.C. Wainwright & Co., LLC (“Wainwright”) as part of Wainwright’s compensation for serving as underwriter in connection with the public offering we consummated in December 2020;

●	33,285 shares of common stock (the “December RD Warrant Shares”) issuable upon the exercise of warrants (the “December RD Warrants”) that were issued to Wainwright as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the registered direct offering we consummated in December 2020;

●	182,129 shares of common stock (the “February Public Offering Warrant Shares”) issuable upon the exercise of warrants (the “February Public Offering Warrants”) that were issued to Wainwright as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the public offering we consummated in February 2021; and

●	97,869 shares of common stock (the “April Wainwright Warrant Shares” and, collectively with the December Public Offering Warrant Shares, the December RD Warrant Shares and the February Public Offering Warrant Shares, the “Wainwright Warrant Shares” and together with the April 2021 Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (the “April Wainwright Warrants” and, collectively with the December Public Offering Warrants, the December RD Warrants and the February Public Offering Warrants, the “Wainwright Warrants” and together with the April 2021 Warrants, the “Warrants”) that were issued to Wainwright as part of Wainwright’s compensation for serving as exclusive placement agent in connection with the April 2021 Placement.

The shares of Series F Preferred Stock, the April 2021 Warrants and the Wainwright Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the offer and resale of the shares of common stock issuable upon the conversion of the Series F Preferred Stock and the April 2021 Warrant Shares to satisfy a provision in that certain registration rights agreement, dated April 21, 2021 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the shares of common stock issuable upon the conversion of the Series F Preferred Stock and the April 2021 Warrant Shares.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “STAF.” On July 6, 2021, the last reported sales price for our common stock was $4.80 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Staffing 360,” the “Company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Staffing 360 Solutions, Inc. and its consolidated subsidiaries.

Overview

We are incorporated in the State of Delaware. As a rapidly growing public company in the international staffing sector, our high-growth business model is based on finding and acquiring suitable, mature, profitable, operating, U.S. and U.K. based staffing companies. Our targeted consolidation model is focused specifically on the Professional Sector and Commercial Sector disciplines.

Recent Developments

Amendment to Articles of Incorporation

On June 30, 2021, the Company filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-6 reverse stock split of the shares of our common stock, either issued and outstanding or held by the Company as treasury stock, effective as of 5:00 p.m. (Delaware time) on June 30, 2021 (the “1-for-6 Reverse Stock Split”). As previously reported on our Current Report on Form 8-K, filed on June 22, 2021, the Company held a special meeting of stockholders on June 21, 2021 (the “Special Meeting”), at which meeting the Company’s stockholders, by an affirmative vote of the majority of the Company’s outstanding shares of capital stock (including holders of the Company’s Series F Convertible Preferred Stock and Series G Convertible Stock, respectively, voting on an as-converted basis), approved the amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of our Board of Directors (the “Board”) but prior to the Company’s 2021 annual stockholder meeting, a reverse stock split (the “Approved Reverse Stock Split”) of the common stock at a ratio determined by the Board in the range of 1-for-2 to 1-for-20, such ratio to be determined by the Board, without reducing the authorized number of shares of common stock. Following the Special Meeting, the Board determined to effect the Approved Reverse Stock Split at a ratio of 1-for-6 and approved the corresponding final form of the Certificate of Amendment.

As a result of the 1-for-6 Reverse Stock Split, every six shares of issued and outstanding common stock were automatically combined on June 30, 2021 into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the 1-for-6 Reverse Stock Split. Any fractional shares that would otherwise have resulted from the 1-for-6 Reverse Stock Split were rounded up to the next whole number. The 1-for-6 Reverse Stock Split reduced the number of shares of common stock outstanding from 39,166,528 shares to approximately 6,527,755 shares, subject to adjustment for the rounding up of fractional shares. The number of authorized shares of common stock under the Certificate of Incorporation will remain unchanged at 40 million shares.

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Proportionate adjustments will be made to the number of shares of common stock that may be received upon conversion of the issued and outstanding shares of the Company’s Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, respectively. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares of common stock that may be purchased upon the exercise of outstanding warrants issued by, and stock options granted by, the Company, and the number of shares of common stock reserved for future issuance under the Company’s outstanding warrants and its 2014 Equity Incentive Plan, 2015 Omnibus Plan, 2016 Omnibus Plan and 2020 Omnibus Plan.

The common stock began trading on a reverse stock split-adjusted basis on Nasdaq on July 1, 2021. The trading symbol for the common stock remains “STAF.” The new CUSIP number for the common stock following the 1-for-6 Reverse Stock Split is 852387406.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which was filed with our Current Report on Form 8-K, filed on July 1, 2021 as Exhibit 3.1.

Nasdaq Letter

As previously disclosed, on June 3, 2020, the Company received a letter from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that it was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(1) (the “Rule”). As previously disclosed, a hearing before a Nasdaq Hearings Panel (the “Panel”) was held on January 21, 2021, and the Company was granted an extension to regain compliance until February 28, 2021, which was subsequently further extended to May 31, 2021.

On June 11, 2021, the Company received a letter from the Staff notifying the Company that the Panel had determined to delist the shares of the Company from Nasdaq and that trading in those shares would be suspended effective at the open of business on June 15, 2021 but that due to a procedural issue, the Panel determined not to implement the decision and afforded the Company an opportunity to make an additional submission for the Panel’s consideration.

On June 28, 2021, the Company received a letter from the Staff informing the Company that it had regained compliance with the Rule. As a result, the Panel determined to continue the listing of the Company’s securities on Nasdaq. The Panel also determined to impose a Panel Monitor under Listing Rule 5815(d)(4)(A) for a period of one year from the date of the June 28, 2021 letter (the “Monitoring Period”). The Company is expected to remain in compliance with all of Nasdaq’s continued listing requirements during the Monitoring Period. If at any time during this period the Company fails to satisfy any continued listing standard, the Staff will issue a Delist Determination Letter, which the Company may appeal.

Corporate information

Staffing 360 Solutions, Inc., was incorporated in the State of Nevada on December 22, 2009, as Golden Fork Corporation, which changed its name to Staffing 360 Solutions, Inc., and its trading symbol to “STAF”, on March 16, 2012. On June 15, 2017, we changed our state of domicile to the State of Delaware. Our principal executive office is located at 641 Lexington Avenue, 27th Floor, New York, New York 10022, and our telephone number is (646) 507-5710. Our website is www.staffing360solutions.com, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common stock to be Offered by the selling stockholders

Up to 2,983,294 shares of our common stock, which are comprised of (i) 1,304,901 shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock, (ii) 1,304,901 shares of common stock issuable upon the exercise of the April 2021 Warrants, and (iii) 373,492 shares of common stock issuable upon the exercise of the Wainwright Warrants.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 6 of this prospectus for additional information.

Registration Rights

Under the terms of the Registration Rights Agreement, we agreed to file this registration statement with respect to the registration of the resale by the selling stockholders of shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock and the April 2021 Warrant Shares by the 30th calendar day following the date of the Registration Rights Agreement. We have agreed to cause such registration statement to become effective under the Securities Act by the 30th calendar day following the date on which the amendment to our Certificate of Incorporation to effect the Approved Reverse Stock Split is filed and accepted with the State of Delaware and the Approved Reverse Stock Split is deemed effective (the “Reverse Stock Split Date”)), which occurred on June 30, 2021 (or, in the event of a “full review” by the Securities and Exchange Commission, the 60th calendar day following the Reverse Stock Split Date. In addition, we agreed that, upon the registration statement being declared effective, we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock and the April 2021 Warrant Shares or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

See “Selling Stockholders” on page 6 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 10 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is listed on Nasdaq under the symbol “STAF.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Securities Exchange Act of 1934, as amended, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS1

Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 2,983,294 shares of our common stock, which are comprised of (i) 1,304,901 shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock, (ii) 1,304,901 shares of common stock issuable upon the exercise of the April 2021 Warrants, and (iii) 373,492 shares of common stock issuable upon the exercise of the Wainwright Warrants.

April 2021 Placement

On April 21, 2021, we entered into the Purchase Agreement with certain institutional and accredited investors for the issuance and sale of an aggregate of 4,697.6328 shares of Series F Preferred Stock at a price of $1,000 per share and the April 2021 Warrants to purchase up to an aggregate of 1,304,901 shares of common stock at an exercise price of $3.60 per share. The April 2021 Warrants are exercisable six months following the closing of the April 2021 Placement, and will expire five years following the date that the April 2021 Warrants first become exercisable.

The Series F Preferred Stock is convertible into an aggregate of approximately 1,304,901 shares of common stock at a conversion price of $3.60 per share, subject to certain ownership limitations. The Series F Preferred Stock is only entitled to dividends in the event dividends are paid on our common stock and will not have any preferences over our common stock, including liquidation rights.

Subject to certain beneficial ownership limitations, the Series F Preferred Stock shall vote on an “as converted” basis on all matters submitted to the holders of our common stock for approval; provided, however, that solely for purposes of determining the number of votes that the Series F Preferred Stock is entitled to, the “Conversion Price” of the Series F Preferred Stock shall be deemed $4.35.

A holder of the shares of Series F Preferred Stock or the April 2021 Warrants may not convert or exercise, as applicable, any portion of such holder’s Series F Preferred Stock or April 2021 Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise.

1All share numbers in this section are after accounting for the 1-for-6 Reverse Stock Split, consummated on June 30, 2021, and the applicable exercise prices have been adjusted to account therefor.

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In connection with the April 2021 Placement, we entered into the Registration Rights Agreement with the purchasers under the Securities Purchase Agreement, pursuant to which, among other things, we agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 to register for resale the shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock and the April 2021 Warrant Shares by the 30th calendar day following the date of the Registration Rights Agreement. We have agreed to cause such registration statement to become effective under the Securities Act by the 30th calendar day following the Reverse Stock Split Date (or, in the event of a “full review” by the Securities and Exchange Commission, the 60th calendar day following the Reverse Stock Split Date). In addition, we agreed that, upon the registration statement being declared effective, we will use our best efforts to maintain the effectiveness of the registration statement until the date that (i) the selling stockholders have sold all of the shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock and the April 2021 Warrant Shares or (ii) such shares may be resold by the selling stockholders pursuant to Rule 144 of the Securities Act, without the requirement for us to be in compliance with the current public information required under such rule and without volume or manner-of-sale restriction.

Pursuant to the Registration Rights Agreement, we are registering the shares of common stock issuable upon the conversion of the shares of Series F Preferred Stock and the April 2021 Warrant Shares in order to permit the selling stockholders to offer such shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those shares.

Wainwright served as our exclusive placement agent in connection with the April 2021 Placement, pursuant to that engagement letter, dated as of December 21, 2020, between the Company and Wainwright, as amended on February 8, 2021 and February 9, 2021 (collectively, the “Engagement Letter”). Pursuant to the Engagement Letter, we paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the private placement, (ii) $50,000 for Wainwright’s legal expenses, (iii) a management fee of $46,976, and (iv) a non-accountable expense allowance of $35,000. In addition, we issued to Wainwright or its designees the April Wainwright Warrants to purchase up to 97,869 shares of our common stock at an exercise price equal to $4.50. The April Wainwright Warrants will be exercisable commencing six months following the closing of the April 2021 Placement and will expire five years from the initial exercise date.

Relationships with the Selling Stockholders

Except as described below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.

Each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman are associated persons of Wainwright, which served as our underwriter for the public offering we consummated in December 2020, our placement agent in connection with the registered direct offering we consummated in December 2020, our placement agent in connection with the public offering we consummated in February 2021 and our placement agent in connection with the April 2021 Placement, for each of which Wainwright received compensation.

On July 29, 2019, we entered into a securities purchase agreement with District 2 Capital Fund LP, pursuant to which we issued and sold to District 2 Capital Fund LP 71,434 shares of our common stock at a purchase price of $8.40 per share, for aggregate gross proceeds of approximately $600,040 before placement fees and estimated offering expenses.

On January 22, 2019, we entered into a purchase agreement with Bigger Capital Fund, LP, pursuant to which we issued and sold to Bigger Capital Fund, LP 64,584 shares of our common stock at a purchase price of $12.00 per share, for aggregate gross proceeds of approximately $775,000, before placement fees and estimated offering expenses.

Information About Selling Stockholders Offering

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon the conversion of the Series F Preferred Stock and upon exercise of the Warrants. For additional information regarding the issuances of the Series F Preferred Stock and April 2021 Warrants, see “—April 2021 Placement” above. We are registering the shares of common stock underlying the Series F Preferred Stock and the Warrant Shares in order to permit the selling stockholders to offer the shares for resale from time to time, subject to obtaining the requisite stockholder approval necessary to effect the Reverse Stock Split.

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The table below lists the selling stockholders and other information regarding the ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock owned by each selling stockholder, based on its ownership of the shares of common stock and securities convertible or exercisable into shares of common stock, as of July 6, 2021, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of common stock held by the selling stockholders on that date, without regard to any limitations on conversions or exercises.

The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock underlying the Series F Preferred Stock on an as-converted basis, (ii) the maximum number of April 2021 Warrant Shares, and (iii) the maximum number of Wainwright Warrant Shares. The table below assumes that the outstanding shares of Series F Preferred Stock were converted in full and the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the Securities and Exchange Commission, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Purchase Agreement, without regard to any limitations on the conversion or exercise of the Series F Preferred Stock or Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Series F Preferred Stock and the April 2021 Warrants, a selling stockholder may not convert or exercise, as applicable, the Series F Preferred Stock or the April 2021 Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion or exercise of such Series F Preferred Stock or April 2021 Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of shares of common stock owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering	Percentage of common stock owned after offering
Armistice Capital Master Fund Ltd. (1)	1,720,908	1,720,908	(2)	0	0%
Bigger Capital Fund, LP (3)	166,668	166,668	(4)	0	0%
Cavalry Fund I LP (5)	138,890	138,890	(6)	0	0%
Cavalry Special Ops Fund LLC (5)	138,890	138,890	(7)	0	0%
District 2 Capital Fund LP (3)	166,668	166,668	(8)	0	0%
Lind Global Macro Fund, LP (9)	277,778	277,778	(10)	0	0%
Michael Vasinkevich (11)	239,500	239,500	(12)	0	0%
Noam Rubinstein (11)	82,168	82,168	(13)	0	0%
Craig Schwabe (11)	48,088	48,088	(14)	0	0%
Charles Worthman (11)	3,736	3,736	(15)	0	0%

* Less than 1%.

(1)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The Master Fund’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

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(2)	Represents (i) 860,454 shares of common stock issuable upon the conversion of 3,097.632 shares of Series F Preferred Stock and (ii) 860,454 shares of common stock issuable upon the exercise of the April 2021 Warrants.
(3)	Michael Bigger, the managing member of the general partner of Bigger Capital Fund, LP, has sole voting and dispositive power over the securities held by Bigger Capital Fund, LP. Mr. Bigger, the managing member of the general partner of District 2 Capital Fund LP, has sole voting and dispositive power over the securities held by District 2 Capital Fund LP. The business address of District 2 Capital Fund LP is 175 West Carver, Huntington, NY, 11743. The business address of Bigger Capital Fund, LP is 2250 Red Springs Drive, Las Vegas, NV 89135.
(4)	Represents (i) 83,334 shares of common stock issuable upon the conversion of 300.000 shares of Series F Preferred Stock and (ii) 83,334 shares of common stock issuable upon the exercise of the April 2021 Warrants.
(5)	Thomas Walsh, manager of Cavalry Fund I LP, has sole voting and dispositive power over the securities held by Cavalry Fund I LP. Mr. Walsh, manager of Cavalry Special Ops Fund LLC, has sole voting and dispositive power over the securities held by Cavalry Special Ops Fund LLC. The selling stockholder’s address is 82 East Allendale Road, Suite 5B, Saddle River, New Jersey 07458.
(6)	Represents (i) 69,445 shares of common stock issuable upon the conversion of 250.0002 shares of Series F Preferred Stock and (ii) 69,445 shares of common stock issuable upon the exercise of the April 2021 Warrants.
(7)	Represents (i) 69,445 shares of common stock issuable upon the conversion of 250.0002 shares of Series F Preferred Stock and (ii) 69,445 shares of common stock issuable upon the exercise of the April 2021 Warrants.
(8)	Represents (i) 83,334 shares of common stock issuable upon the conversion of 300.000 shares of Series F Preferred Stock and (ii) 83,334 shares of common stock issuable upon the exercise of the April 2021 Warrants.
(9)	Jeff Easton is the Managing Member of Lind Global Partners, LLC, which is the General Partner of Lind Global Macro Fund, LP, and in such capacity has the right to vote and dispose of the securities held by such entity. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Macro Fund, LP is 444 Madison Avenue, 41st Floor, New York, NY 10022.
(10)	Represents (i) 138,889 shares of common stock issuable upon the conversion of 500.0004 shares of Series F Preferred Stock and (ii) 138,889 shares of common stock issuable upon the exercise of the April 2021 Warrants.
(11)	The selling stockholder was issued compensation warrants as a designee of Wainwright in connection with the public offering we consummated in December 2020, the registered direct offering we consummated in December 2020, the public offering we consummated in February 2021 and the April 2021 Placement. Each selling stockholder has sole voting and dispositive power over the securities held. The business address is c/o H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022.
(12)	Represents 62,758 shares of common stock issuable upon the exercise of the April Wainwright Warrants, 38,609 shares of common stock issuable upon the exercise of the December Public Offering Warrants, 21,343 shares of common stock issuable upon the exercise of the December RD Warrants, and 116,790 shares of common stock issuable upon the exercise of the February Public Offering Warrants.
(13)	Represents 21,531 shares of common stock issuable upon the exercise of the April Wainwright Warrants, 13,246 shares of common stock issuable upon the exercise of the December Public Offering Warrants, 7,323 shares of common stock issuable upon the exercise of the December RD Warrants, and 40,068 shares of common stock issuable upon the exercise of the February Public Offering Warrants.
(14)	Represents 12,601 shares of common stock issuable upon the exercise of the April Wainwright Warrants, 7,752 shares of common stock issuable upon the exercise of the December Public Offering Warrants, 4,286 shares of common stock issuable upon the exercise of the December RD Warrants, and 23,449 shares of common stock issuable upon the exercise of the February Public Offering Warrants.
(15)	Represents 979 shares of common stock issuable upon the exercise of the April Wainwright Warrants, 602 shares of common stock issuable upon the exercise of the December Public Offering Warrants, 333 shares of common stock issuable upon the exercise of the December RD Warrants, and 1,822 shares of common stock issuable upon the exercise of the February Public Offering Warrants.

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PLAN OF DISTRIBUTION

Each selling stockholder of securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of January 2, 2021 and December 28, 2019 and for each of the two years in the period ended January 2, 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.staffing360solutions.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.staffing360solutions.com.

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We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Securities and Exchange Commission on April 16, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed with the Securities and Exchange Commission on May 18, 2021;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 28, 2015, as amended and supplemented by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Securities and Exchange Commission on April 16, 2021, including any amendment or reports filed for the purpose of updating such description; and

●

Our Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 3, 2021, February 5, 2021, February 16, 2021, April 6, 2021, April 27, 2021, April 30, 2021, May 12, 2021, May 26, 2021, May 28, 2021, June 17, 2021, June 22, 2021, June 29, 2021 and July 1, 2021.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Staffing 360 Solutions, Inc.

Attn: Chief Financial Officer

641 Lexington Ave., 27th Floor

New York, New York 10022

(646) 507-5710

You may also access the documents incorporated by reference in this prospectus through our website at www.staffing360solutions.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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2,983,294 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$1,058.45
Printing and engraving costs	—
Legal fees and expenses	35,224.00
Accounting fees and expenses	30,000.00
Miscellaneous Fees and Expenses	—

Total	$66,282.45

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and between Staffing 360 Solutions, Inc., a Delaware corporation, and Staffing 360 Solutions, Inc., a Nevada corporation (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on June 15, 2017).

2.2	Asset Purchase Agreement, dated September 15, 2017, by and among Staffing 360 Georgia, LLC, FirstPro Inc., Firstpro Georgia LLC, April F. Nagel and Philip Nagel (previously filed as Exhibit 2.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on September 19, 2017).

4.1

Subordinated Secured Note issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2017).

4.2	Warrant issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2017).

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4.3

April Note, dated April 5, 2017, issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 6, 2017).

4.4

10% Subordinated Secured Note, dated August 2, 2017, issued to Jackson Investment Group, LLC (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 8, 2017).

4.5	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 29, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 28, 2020).

4.6	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on December 31, 2020 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 31, 2020).

4.7	Form of Warrant issued to certain institutional and accredited investors on April 23, 2021 (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2021).

4.8	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on April 23, 2021 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2021).

4.9	Form of Warrant issued to H.C. Wainwright & Co., LLC’s designees on February 12, 2021 (previously filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2021).

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of BDO USA, LLP

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2021.

Staffing 360 Solutions, Inc.

By:	/s/ Brendan Flood
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Brendan Flood and Khalid Anwar, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director	July 7, 2021
Brendan Flood	(principal executive officer)

/s/ Khalid Anwar	Senior Vice President of Corporate Finance	July 7, 2021
Khalid Anwar	(principal financial and principal accounting officer)

/s/ Dimitri Villard	Director	July 7, 2021
Dimitri Villard

/s/ Jeff Grout	Director	July 7, 2021
Jeff Grout

/s/ Nicholas Florio	Director	July 7, 2021
Nicholas Florio

/s/ Alicia Barker	Director	July 7, 2021
Alicia Barker

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